                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [ x ]
Filed by a party other than the Registrant  [  ]

Check the appropriate box:

[x ]  Preliminary Proxy Statement           [  ]  Confidential, for Use of the
                                                  Commission Only (as permitted
[  ]  Definitive Proxy Statement                  (by Rule 14a-6(e)(2))
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12)

                          AccuMed International, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not applicable
-------------------------------------------------------------------------------
                    (Name of Person Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [ x]    No fee required.
         [  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                 and 0-11.

         (1) Title of each class of securities to which transaction applies:

                 Not applicable

         (2)     Aggregate number of securities to which transactions applies:

                 Not applicable

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                 Not applicable

         (4)     Proposed maximum aggregate value of transaction:

                 Not applicable

         (5)     Total Fee paid:  Not applicable.

         [  ]    Fee paid previously with preliminary material:

                 Not applicable.

         [  ]    Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount previously paid:       Not applicable.

         (2)     Form, Schedule or Registration Statement No.:

                 Not applicable

         (3)     Filing party:     Not applicable

         (4)     Date filed:    Not applicable

                          ACCUMED INTERNATIONAL, INC.
                      900 North Franklin Street, Suite 401
                            Chicago, Illinois 60610



Dear Stockholder:

         On behalf of the Board of Directors, you are cordially invited to attend the combined Annual and Special Meeting of Stockholders (the "Meeting") of AccuMed International, Inc. (the "Company") to be held at 10:00 a.m. (Chicago time) on May 5, 1997 at the offices of the Company located at 900 North Franklin Street, Suite 401, Chicago, Illinois.

         At the Meeting, you will be asked to consider and vote upon the following proposals:

         1. To approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), from 30,000,000 to 50,000,000 shares.

         2. To elect seven directors to serve on the Board of Directors until the next annual meeting of stockholders.

         3. To transact such other business and to consider and take action upon any and all other matters that may properly come before the Meeting or any adjournment or adjournments thereof.

         You are urged to carefully consider all the material in the Proxy Statement and mark, sign, date and return the enclosed proxy as soon as possible, regardless of whether you expect to attend the Meeting. Giving a proxy will not prevent you from voting in person at the Meeting.

                                        Very truly yours,


                                        PETER P. GOMBRICH
                                        Chairman of the Board and
                                        Chief Executive Officer

Dated:  April ___, 1997

                           ACCUMED INTERNATIONAL, INC
                      900 North Franklin Street, Suite 401
                            Chicago, Illinois 60610

                                ---------------

         NOTICE OF COMBINED ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                           To be Held on May 5, 1997

                                ---------------

Dear Stockholders:

         NOTICE IS HEREBY GIVEN THAT THE COMBINED ANNUAL AND SPECIAL MEETING (the "Meeting") OF STOCKHOLDERS OF ACCUMED INTERNATIONAL, INC., a Delaware corporation (the "Company"), will be held at the Company's offices located at 900 North Franklin Street, Suite 401, Chicago, Illinois, on Monday, May 5, 1996 at 10:00 a.m. (Chicago time), to consider and act upon the following matters.

         1. A proposal to approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), from 30,000,000 to 50,000,000 shares.

         2. To elect seven directors to serve on the Board of Directors until the next annual meeting of stockholders.

         3. To transact such other business and to consider and take action upon any and all other matters that may properly come before the Meeting or any adjournment or adjournments thereof.

         The Board of Directors knows of no matters, other than those set forth in paragraphs (1) and (2) above (discussed in greater detail in the accompanying Proxy Statement), that will be presented for consideration at the Meeting.

         The Board of Directors has fixed the close of business on April 1, 1997 as the record date for the determination of stockholders entitled to vote at the Meeting.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                              By Order of the Board of Directors


Chicago, Illinois                             JOYCE L. WALLACH
April ___, 1997                               Secretary

                                PROXY STATEMENT
                                       OF
                          ACCUMED INTERNATIONAL, INC.
                      900 NORTH FRANKLIN STREET, SUITE 401
                            CHICAGO, ILLINOIS 60610

                                ---------------

              COMBINED ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 1997

                                ---------------

                                  INTRODUCTION

GENERAL

         This Proxy Statement is being furnished to holders of common stock, par value $0.01 per share (the "Common Stock"), of AccuMed International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Combined Annual and Special Meeting of Stockholders scheduled to be held at the Company's principal offices located at 900 North Franklin Street, Suite 401, Chicago, Illinois on May 5, 1997 and at any and all adjournments or postponements thereof (the "Meeting").

         It is anticipated that this Proxy Statement and the accompanying form of proxy will first be sent to stockholders on or about April 14, 1997. Only stockholders of record at the close of business on April 1, 1997 are entitled to vote at the Meeting.

         At the Meeting, stockholders will consider and vote upon proposals (i) to approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 30,000,000 to 50,000,000 shares (the "Charter Amendment"), (ii) to elect seven directors to serve on the Board of Directors until the 1998 Annual Meeting of Stockholders, and (iii) to consider such other business as may properly come before the Meeting.

REVOCABILITY OF PROXIES

         A proxy for use at the Meeting is enclosed. Any stockholder who executes and delivers such proxy may revoke it at any time prior to its use by:
(i) filing with the Secretary of the Company a notice of revocation of proxy or a valid proxy bearing a later date, or (ii) by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

         This proxy solicitation is being made by the Board of Directors of the Company. The expense of the solicitation will be paid by the Company. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by directors, officers, regular employees of the Company and the stock transfer agent for the

Common Stock, who will not receive any additional compensation therefor. The Company will request that banks, brokers and other fiduciaries solicit their customers who own beneficially the Common Stock listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons the reasonable expenses of such solicitation.

OUTSTANDING SECURITIES

         The Board of Directors has fixed April 1, 1997, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 22,073,939 shares of Common Stock.

VOTE REQUIRED AND VOTING PROCEDURES

         Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date on each of the matters duly presented for a vote at the Meeting.

         In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated Peter P. Gombrich, Chairman of the Board, Chief Executive Officer and President, and Leonard R. Prange, Chief Operating Officer and Chief Financial Officer, as proxies. Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the proposals: (i) to approve the Charter Amendment, and (ii) to elect each of the seven nominees named below under the caption "Proposal No. 2 Election of Directors."

         The Board of Directors is not aware of any matters that will come before the Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.

         A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required for the approval of the Charter Amendment. The validly-nominated nominees for election as directors who rank first through seventh in the number of votes received from holders of Common Stock represented (in person or by proxy) and voting at the Meeting will be elected as directors, even if some or all of such nominees receive less than a majority of the total votes cast (assuming presence of a quorum).

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded from the vote and will have no effect. With regard to other proposals, votes cast against a proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of votes cast with respect to such proposal.

         With regard to proposals other than the election of directors, abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to such proposal. Accordingly, abstentions as to the approval of the Charter Amendment will have the same effect as a vote against such proposal.

         A proxy submitted by a stockholder may indicate that all or a portion of the shares of Common Stock represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter will be counted for purposes of determining both
(i) the presence or absence of a quorum for the transaction of business and
(ii) the total number of votes cast with respect to such proposal.
Accordingly, such non-votes as to the approval of the Charter Amendment will have the same effect as a vote against such proposal.

INSPECTOR OF ELECTIONS

         The Board of Directors has appointed Joyce L. Wallach, General Counsel and Secretary, of the Company as the Inspector of Elections for the Meeting. The Inspector of Elections will determine the number of shares of Common Stock represented in person or by proxy at the Meeting, whether a quorum exists, the authenticity, and validity and effect of proxies, and will receive and count the votes.

                   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The table below sets forth certain information as of March 26, 1996 (the "Reference Date") with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee;
(iii) the Named Executive Officers (as hereinafter defined) and (iv) executive officers and directors as a group. On the Reference Date, there were 22,073,939 shares of Common Stock outstanding of which (i) 69,308 shares are subject to forfeiture if the Company is unable through August 1997 to perfect and maintain rights free of liens in certain recently acquired patents; and (ii) 116,000 shares are subject to forfeiture if certain milestones pursuant to a microbiology product development agreement are not achieved.

                     NAME AND ADDRESS                              NUMBER OF SHARES         PERCENT OF SHARES
                  OF BENEFICIAL OWNER (1)                       BENEFICIALLY OWNED (2)    BENEFICIALLY OWNED (2)
                  -----------------------                       ----------------------    ----------------------
Peter P. Gombrich . . . . . . . . . . . . . . . . . . . .         3,552,884(3)                    16.0%
Michael Falk  . . . . . . . . . . . . . . . . . . . . . .         2,796,931(4)                    11.7
   c/o Commonwealth Associates
   733 Third Avenue
   New York, NY 10017
Commonwealth Associates . . . . . . . . . . . . . . . . .         1,889,300(5)                     8.0
   733 Third Avenue
   New York, NY 10017
Kingdon Capital Management Corporation  . . . . . . . . .         1,143,000(6)                     5.2
   152 West 57th Street
   New York, NY  10019
Robert L. Priddy  . . . . . . . . . . . . . . . . . . . .         1,032,345(7)                     4.6
John H. Abeles  . . . . . . . . . . . . . . . . . . . . .           326,657(8)                     1.5
Leonard M. Schiller . . . . . . . . . . . . . . . . . . .           172,159(9)                      *
Michael D. Burke  . . . . . . . . . . . . . . . . . . . .           113,130(10)                     *
Jack H. Halperin  . . . . . . . . . . . . . . . . . . . .            80,388(11)                     *
Norman J. Pressman  . . . . . . . . . . . . . . . . . . .            25,000                         *
Paul F. Lavallee  . . . . . . . . . . . . . . . . . . . .            25,000(12)                     *
Joseph W. Plandowski  . . . . . . . . . . . . . . . . . .            25,000(13)                     *
Harold S. Blue  . . . . . . . . . . . . . . . . . . . . .            20,000(14)                     *
Leonard R. Prange (12)  . . . . . . . . . . . . . . . . .            12,495                         *
All directors and executive officers as a group
   (11 persons) . . . . . . . . . . . . . . . . . . . . .         4,354,223(15)                   19.3%

---------------------
   * Represents less than 1%.

 (1) Except as otherwise noted, the address for each person is c/o AccuMed International, Inc., 900 North Franklin Street, Suite 401, Chicago, Illinois 60610.

 (2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by them. A person is deemed to be the beneficial holder of securities that can be acquired by such person within 60 days from the Reference Date upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by including shares, underlying options or warrants which are exercisable by such person currently, or within 60 days following the Reference Date, and excluding shares underlying options and warrants held by any other person.

 (3) Includes 133,333 shares underlying stock options held by Mr. Gombrich that are exercisable currently or within 60 days following the Reference Date. Includes 453,085 shares held of record by Gwenda Gombrich, Mr. Gombrich's wife, directly or as custodian for minor children, as to which Mr. Gombrich disclaims beneficial ownership.

 (4) Mr. Falk directly owns 222,222 shares of Common Stock and warrants to purchase up to 585,409 shares of Common Stock. The number shown includes an additional 222,222 shares, and 1,667,078 shares underlying warrants that are exercisable currently or within 60 days following the Reference Date, held by Commonwealth Associates (excluding securities held in Commonwealth Associates' trading account). Mr. Falk is a control person of the corporate general partner of Commonwealth Associates and may be deemed to be beneficial owner of securities held by Commonwealth Associates. The number of shares also includes an additional 100,000 shares underlying warrants that are exercisable currently or within 60 days following the Reference Date held by Anne Falk, Mr. Falk's spouse. Mr. Falk disclaims beneficial ownership of the securities held by Commonwealth Associates except to the extent of his percentage ownership interests in Commonwealth Associates. Shares and warrants held directly by Mr. Falk were transferred to him by Commonwealth Associates. Information in regard to the holdings of Mr. Falk and Commonwealth Associates has been derived solely from a Schedule 13D as filed with the Securities and Exchange Commission.

 (5) Includes 1,667,078 shares underlying warrants held by Commonwealth Associates that are exercisable currently or within 60 days following the Reference Date. Excludes securities held in Commonwealth Associates' trading account. Information in regard to the holdings of Commonwealth Associates has been derived solely from a Schedule 13D as filed with the Securities and Exchange Commission.

 (6) Information in regard to the holdings of Kingdon Capital Management Corporation has been derived solely from a Schedule 13D as filed with the Securities and Exchange Commission.

 (7) Includes 232,345 shares underlying warrants held by Mr. Priddy that are exercisable currently or within 60 days following the Reference Date.

 (8) Includes 34,895 shares underlying stock options held by Dr. Abeles that are exercisable currently or within 60 days following the Reference Date. Includes 253,713 shares of Common Stock held of record, and 38,049 shares underlying warrants exercisable currently or within 60 days following the Reference Date, by Northlea Partners Limited, as to which Dr. Abeles disclaims beneficial ownership except with respect to his 1% general partner ownership.

 (9) Includes 100,000 shares underlying stock options and warrants held by Mr. Schiller that are exercisable currently or within 60 days following the Reference Date.

(10) Includes 52,333 shares underlying stock options held by Mr. Burke that are exercisable currently or within 60 days following the Reference Date.

(11) Includes 34,550 shares underlying stock options held by Mr. Halperin that are exercisable currently or within 60 days following the Reference Date.

(12) Consists of shares underlying stock options held by Mr. Lavallee that are exercisable currently or within 60 days following the Reference Date.

(13) Consists of shares underlying stock options or warrants held by Mr. Plandowski that are exercisable currently or within 60 days following the Reference Date.

(14) Includes 20,000 shares underlying stock options held by Mr. Blue that are exercisable currently or within 60 days following the Reference Date.

(15) Includes 463,160 shares underlying warrants or options held by officers and directors that are exercisable currently or within 60 days of the Reference Date.

                                 PROPOSAL NO. 1
                   TO AMEND THE CERTIFICATE OF INCORPORATION
                    TO INCREASE THE AUTHORIZED COMMON STOCK

         On January 16, 1997, the Board of Directors unanimously approved a resolution to amend the Company's Certificate of Incorporation, subject to stockholder approval at the Meeting, to increase the authorized shares of Common Stock from 30,000,000 to 50,000,000 shares (the "Charter Amendment"). The Company's Certificate of Incorporation currently authorizes the Company to issue up to 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of April 1, 1997, the Company had issued and outstanding 22,073,939 shares of Common Stock and has reserved for issuance an additional 7,904,115 shares of Common Stock upon exercise of outstanding options and warrants.
There are no shares of Preferred Stock outstanding or reserved for issuance.

         Since the Company has almost no remaining authorized, non-reserved shares of Common Stock available for issuance in the future, much of the Company's flexibility with respect to possible future equity financings, stock splits, stock-for-stock acquisitions, stock dividends, grants of stock options to employees and directors, or other transactions that involve the issuance of Common Stock (collectively, "Future Actions") has been lost. In addition, since there were not enough authorized, non-reserved shares of Common Stock available to be reserved for issuance upon exercise of certain warrants and upon conversion of certain convertible notes pursuant to the terms of a recently completed private placement of securities of the Company, the Company issued such warrants and notes (i) pursuant to an agreement between the Company and the placement agent for such private placement pursuant to which the Company agreed to submit this proposal to approve the Charter Amendment at the Meeting, and (ii) subject to certain penalties if the Charter Amendment is not so approved, all as more fully described below.

COMMITMENTS TO RESERVE SHARES FOR CERTAIN PURPOSES IF THE CHARTER AMENDMENT IS APPROVED

         RECENT PRIVATE PLACEMENT

         On March 14, 1997, the Company consummated a private placement (the "Private Placement") of 85 Units each consisting of $100,000 in principal amount of 12% Convertible Promissory Notes (the "Notes") and Warrants (the "Warrants") to purchase 10,000 shares of Common Stock. The Company received net proceeds of approximately $7,800,000 from the Private Placement after deducting commissions and related expenses. Of the net proceeds, $6,130,000 was used to repay bridge financing, the proceeds of which were used to fund the acquisition on March 3, 1997 of certain assets and liabilities relating to the ESP Culture System II product line (the "ESP Product Line") from Difco Microbiology Systems, Inc. The Board of Directors determined that it was in the best interest of the Company and the stockholders for the Company to acquire the ESP Product Line. Due to the confidential nature of the negotiations to acquire the ESP Product Line and the limited period of time available to consummate such acquisition, it was not possible to seek stockholder approval of the Charter Amendment prior to consummating the Private Placement which enabled the Company to acquire the ESP Product Line.

         Commonwealth Associates, Inc. acted as placement agent in the Private Placement for which it received from the Company (i) cash commissions equal to 7% of the gross proceeds, (ii) five-year warrants to purchase 200,000 shares of Common Stock at an exercise price of $3.125 per share, subject to stockholder approval of the Charter Amendment (the "Agent's Warrants"), and (iii) an accountable expense reimbursement of $56,500 in cash.

         The Notes bear interest at the rate of 12% per annum, payable semi-annually in arrears on August 15 and February 15 of each year during the term of the Notes. Principal under the Notes is due March 14, 2000.
Commencing three months following the date of issuance, subject to stockholder approval of the Charter Amendment, the Notes will become convertible at the option of the holder into shares of Common Stock at a conversion price equal to $3.125 (the "Conversion Price"). If the Company does not have sufficient authorized shares (2,720,000 shares) to accommodate conversion of the Notes by May 31, 1997, (i) the Notes will become due and payable 30 days thereafter at an amount equal to 150% of the outstanding principal amount, and (ii) the Conversion Price will be reduced by 20%. If the Company defaults on its obligations to pay interest or principal under the Notes, (i) the interest rate thereunder will increase to 16% per annum during the continuance of such default, (ii) the Conversion Price will be reduced by 20%, and (iii) the holders will have the right to accelerate the Notes. During the three months beginning March 14, 1997, the Company may redeem the Notes at an amount equal to 110% of the outstanding principal amount; if the Company so redeems the Notes, the term of the Warrants will be extended from six months to five years following March 14, 1997. Thereafter, the Company may redeem the Notes at the amount of outstanding principal if the Common Stock has traded for a minimum of 20 consecutive days trading days at a minimum price of 175% of the Conversion Price, if the Notes are then convertible (which requires stockholder approval of the Charter Amendment).

         The Warrants are exercisable to purchase Common Stock at an exercise price of $3.125 per share. Of the 10,000 Warrants included in each Unit, 8,823 are immediately exercisable for a period of six months following March 14, 1997, and 1,177 Warrants will become immediately exercisable upon effectiveness of the Charter Amendment, if approved by stockholders, and will remain exercisable for six months thereafter. If the Notes are redeemed by the Company within three months following March 14, 1997, the term of the Warrants will be reset to March 14, 2002.

         The Company has agreed to register the resale of the Common Stock underlying the Notes and the Warrants under the Securities Act of 1933, as amended. If the Company fails to file with the Securities and Exchange Commission a registration statement covering such underlying Common Stock on or prior to May 31, 1997 (which, with respect to the (a) 2,720,000 shares into which the Notes are to become convertible, (b) 100,000 shares into which the Warrants are to become exercisable, and (3) 200,000 shares into which the Agent's Warrants are to become convertible, requires stockholder approval of the Charter Amendment), (i) the interest rate on the Notes will increase to 16% per annum until such registration statement is filed, and (ii) the Conversion Price will be reduced by 20%.

         GRANT OF REPLACEMENT OPTIONS

         Because the Company would not otherwise have had sufficient authorized, non-reserved shares available to reserve for issuance upon exercise of the 750,000 Warrants issued in the Private Placement which are currently exercisable, Norman J. Pressman, Senior Vice President of the Company and President of the Cytopathology Division, and Leonard R. Prange, Chief Operating Officer, Chief Financial Officer and Corporate Vice President, surrendered options to purchase 250,000 shares and 150,000 shares, respectively, of Common Stock (the "Surrendered Options") pursuant to letter agreements with the Company (the "Option Replacement Agreements"). The 400,000 shares that had been reserved for issuance upon exercise of the Surrendered Options were reserved for issuance upon exercise of Warrants issued in the Private Placement. The Option Replacement Agreements provide that, if stockholders approve the Charter Amendment, the Company will grant 250,000 replacement options to Dr. Pressman and 150,000 replacement options to Mr. Prange (collectively, the "Replacement Options") at the fair market value at the grant date; provided however, that if such fair market value exceeds the exercise price of a Surrendered Option ($6.25 per share and $5.38 per share, respectively, with respect to Dr. Pressman's Surrendered Options and Mr. Prange's Surrendered Options), the holder thereof will be granted additional options to purchase a number of shares equal to the quotient of (x) the aggregate dollar amount by which the Replacement Options exercise price exceeds the Surrendered Options exercise price, divided by (y) exercise price of the Replacement Options.

         At present, there are no specific understandings, arrangements or agreements with respect to any future issuances of the additional shares of Common Stock to be authorized by the Charter Amendment, except as described above in connection with the Private Placement and Replacement Options.

         The Company continues to evaluate ways to increase value for its stockholders, and the Board of Directors believes that it is prudent to have additional shares of Common Stock available for Future Actions. The Board of Directors will determine whether, when and on what terms to issue shares of Common Stock in connection with any Future Actions. The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock will give the Company greater flexibility in responding to business needs and opportunities by allowing shares of Common Stock to be issued.

         If the Charter Amendment is approved by the stockholders, such Amendment will become effective on the date on which a Certificate of Amendment and Restatement of the Company's Certificate of Incorporation, in the form of Appendix A to this Proxy Statement, is filed with the Secretary of State of Delaware.

         Each of Peter P. Gombrich, the Chairman of the Board and Chief Executive Officer of the Company, Commonwealth Associates, Inc., and Michael Falk (the Chief Executive Officer of Commonwealth Associates, Inc.) has agreed to vote his or its respective shares in favor of the Charter Amendment (which shares in the aggregate represent approximately 15% of the outstanding voting power of the Company).

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE CHARTER AMENDMENT. APPROVAL OF THE CHARTER AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THE CHARTER AMENDMENT, UNLESS OTHERWISE INSTRUCTED.

                                 PROPOSAL NO. 2
                             ELECTION OF DIRECTORS

         The Company's Bylaws provide that the Board of Directors shall be comprised of seven members to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

         Each of the seven nominees named below has consented to be named in this Proxy Statement and has consented to serve as a director, if so elected. The Company has no reason to believe that any of the nominees will not be available to serve; if, however, any nominee should for any reason become unable or unwilling to serve, the shares represented by proxies received by the Company will (unless otherwise directed) be voted for the election of such other person as the Board of Directors may recommend, in place of the unavailable nominee.

         In the election of directors, the seven candidates receiving the highest number of votes will be elected directors of the Company. Votes cast against directors and votes withheld shall have no effect. Elections for directors shall not be made by ballot, unless a stockholder shall demand election by ballot at the Meeting before the voting begins.

EXECUTIVE OFFICERS, KEY EMPLOYEE AND DIRECTOR NOMINEES

         The executive officers, key employee and director nominees of the Company and their ages are as follows:

                  NAME                         AGE                               POSITION
                  ----                         ---                               --------
Peter P. Gombrich . . . . . . . . . . .         59        Chairman of the Board, Chief Executive Officer and
                                                          President
Norman J. Pressman, Ph.D. . . . . . . .         48        Senior Vice President of AccuMed and President,
                                                          Cytopathology Division
Michael D. Burke  . . . . . . . . . . .         46        Senior Vice President of AccuMed and President,
                                                          Microbiology Division
Leonard R. Prange . . . . . . . . . . .         51        Chief Operating Officer, Chief Financial Officer,
                                                          Corporate Vice President
Joyce L. Wallach, Esq.  . . . . . . . .         36        General Counsel and Secretary
Richard A. Domanik, Ph.D. . . . . . . .         49        Senior Vice President
John H. Abeles, M.D.  . . . . . . . . .         52        Director
Jack H. Halperin, Esq. (1)  . . . . . .         50        Director
Paul F. Lavallee  . . . . . . . . . . .         57        Director
Joseph W. Plandowski (1)  . . . . . . .         56        Director
Robert L. Priddy  . . . . . . . . . . .         50        Director nominee
Leonard M. Schiller, Esq. (1) . . . . .         55        Director

-----------
(1)      Member of the Audit Committee and Compensation Committee.

         Set forth below is certain information regarding the business experience of the director nominees, executive officers and a key employee of the Company.

         DIRECTOR NOMINEES

         PETER P. GOMBRICH. Mr. Gombrich served as Acting Chief Executive Officer and a director of the Company from April 21, 1995 until December 29, 1995 (the "Merger Date"), at which time he became Chairman of the Board of Directors, Chief Executive Officer and President. Mr. Gombrich founded AccuMed, Inc. in February 1994, and, from then until the Merger Date (as of which AccuMed, Inc. was merged into the Company (the "Merger")), Mr. Gombrich served as Chairman, President and Chief Executive Officer of AccuMed, Inc. Mr. Gombrich was a consultant in the cytology and microbiology industries from August 1990 until forming AccuMed, Inc., serving companies including Accuron Corporation, a designer of automated Pap smear screening systems. From July 1985 until September 1989, Mr. Gombrich was the President and Chief Executive Officer, and from July 1985 until November 1990 was Chairman of the Board, of CliniCom Incorporated, a bedside clinical information systems company which he founded. From 1982 until 1985, Mr. Gombrich was Executive Vice President of the ventures group of ADC Telecommunications. From January 1980 until February 1982, Mr. Gombrich was President of the pacemaker division of St. Jude Medical, Inc., a company that he co-founded in 1976 and of which he served as Executive Vice President from July 1976 to January 1980. Mr. Gombrich has more than 27 years of experience in the healthcare industry. Mr. Gombrich has a B.S. degree in electrical engineering and a M.B.A. degree from the University of Denver.

         JOHN H. ABELES, M.D. Dr. Abeles has been a director of the Company since October 1988. Since March 1996, Dr. Abeles has been the President and a director of Health Care Acquisition Corp., a special purpose acquisition company. Since 1992, Dr. Abeles has also been a general partner of Northlea Partners, Ltd., an investment and venture capital partnership. Since 1980, Dr. Abeles has also been the President of MedVest, Inc., a medical consulting company. Dr. Abeles has a M.D. from the University of Birmingham, England.
Dr. Abeles is a member of the boards of directors of I-Flow Corporation, HealthCare Acquisition Inc., PharmaPoint Corporation, and DUSA Pharmaceuticals, Inc.

         JACK H. HALPERIN, ESQ. Mr. Halperin has been a director of the Company since June 1991 and served as Chairman of the Board of Directors from April until the Merger Date, December 29, 1995. He also served as Secretary of the Company from August until December 1996. Mr. Halperin is a corporate attorney with expertise in venture capital financing and has been practicing law independently since 1987. Mr. Halperin has a B.A. degree in english from Columbia University and a law degree from New York University School of Law. Mr. Halperin is also a member of the boards of directors of Xytronyx, Inc., I-Flow Corporation and Memry Corporation.

         PAUL F. LAVALLEE. Mr. Lavallee has been a director of the Company since December 1995. Since January 1996, Mr. Lavallee has served as a consultant to Sigmedics, Inc., a biomedical company. From 1989 until December 1995, Mr. Lavallee served as Chairman, President and Chief Executive Officer of Sigmedics, Inc. Mr. Lavallee has a B.S. degree in biology from Bates College and a M.B.A. degree from the University of Chicago.

         JOSEPH W. PLANDOWSKI. Mr. Plandowski has been a director of the Company since December 1995. He has been President of The Lakewood Group, a healthcare consulting firm, since February 1995. From May 1993 until February 1995, Mr. Plandowski was Vice President - Acquisitions of National Health Laboratories Inc., which owns clinical and anatomic laboratories nationwide. From October 1992 through May 1993, he was Chief Operating Officer of Nichols Institute, a clinical reference laboratory. From February 1991 through October 1992, Mr. Plandowski was President, Chief Executive Officer and a director of Genetrix, Inc. Mr. Plandowski has a B.S. degree in mechanical engineering and a M.B.A. degree from the State University of New York.

         ROBERT L. PRIDDY. Mr. Priddy has not served previously on the Company's Board of Directors. Mr. Priddy has been Chairman of the Board and Chief Executive Officer of ValuJet, Inc., since its inception in October 1995. He was one of the founding partners of ValuJet Airlines, a wholly-owned subsidiary of ValuJet, Inc., and served as Chairman of its Board and its Chief Executive Officer from July 1992 until November 1996. From July 1991 until January 1993, Mr Priddy served as President of Florida Gulf Airlines. From January 1988 to November 1991, he served as President and Chief Executive Officer of Air Midwest, Inc., for which he also served as a director from November 1987 to November 1991. From 1979 to 1987, Mr. Priddy served as Vice President and Chief Financial Officer of Atlantic Southeast Airlines, Inc., which he also served as a director from 1981 to 1987. Mr. Priddy has a B.A. degree in economics from Tulane University. Mr. Priddy is also a member of the Board of Directors of Lukens Medical Corporation.

         LEONARD M. SCHILLER, ESQ. Mr. Schiller has been a director of the Company since April 1995. Since 1970, Mr. Schiller has been practicing real estate law, specializing in contesting real estate taxes in the State of Illinois. Since 1972, Mr. Schiller has been a partner in the law firm Schiller, Klein & McElroy, P.C. Since 1980, he has also been President of The Dearborn Group, a residential property management and real estate acquisition company. Mr. Schiller has a B.A. degree in liberal arts from the University of Iowa and a law degree from the ITT Kent College Law School.

         EXECUTIVE OFFICERS

         NORMAN J. PRESSMAN, PH.D. Dr. Pressman has been a Senior Vice President of the Company and President of the Company's Cytopathology Division since July 1996. From July 1993 until joining the Company, Dr. Pressman was Manager for Biotechnology Development, Strategic Business Development Group of Olympus America, the exclusive distributor of certain of the Company's cytopathology products in the Western Hemisphere. Between July and September 1989, Dr. Pressman was engaged in the formation of Cell Systems International, Inc., a consulting firm in biomedical specimen collection, processing and analysis, of which he served as President from September 1989 until July 1993. Dr. Pressman was the lead research scientist in the Cytometry and Histometry program of the Central Research and Development Department at E.I. du Pont de Nemours & Company from December 1986 until July 1989. From September 1976 until December 1986, he was an Assistant Professor (Pathology and Engineering) at The Johns Hopkins University School of Medicine and Head of the Quantitative Cytopathology Laboratories at The Johns Hopkins Medical Institutions. Dr. Pressman has a B.S. degree in electrical engineering from Columbia University, a M.S.

degree in systems engineering and a Ph.D. in biomedical engineering from the University of Pennsylvania.

         MICHAEL D. BURKE. Mr. Burke has been a Senior Vice President of the Company and President of the Company's Microbiology Division since the Merger Date. From May 1995 until the Merger Date, Mr. Burke was a Senior Vice President and President of the Microbiology Division of AccuMed, Inc. From April 1992 until joining AccuMed, Inc., Mr. Burke was Vice President - Sales and Distribution, and from November 1982 until April 1992 was Vice President - Operations, for Picker International, Inc., a diagnostic imaging manufacturer and supplier. Mr. Burke has a B.A. degree in political science from Knox College.

         LEONARD R. PRANGE. Mr. Prange has been Chief Financial Officer and Corporate Vice President of the Company since September 1996, and has been Chief Operating Officer since March 1997. Mr. Prange also serves as a consultant to Richardson Electronics, Ltd., a global distributor and manufacturer of electronic components. From July 1995 until September 1996, Mr. Prange served as a managing director of Lovett International, Inc., an international trading and consulting firm. Mr. Prange served Richardson Electronics, Ltd. as Group Vice President from June 1994 until July 1995, as Chief Financial Officer and Vice President from December 1984 until July 1995 and as Treasurer from December 1981 to December 1984. From March 1976 until December 1981, Mr. Prange served as Treasurer of Cetron Electronic Corporation, a manufacturer of electronic components, and as Controller from March 1972 until March 1976. Mr. Prange has a B.S. degree in accounting from DePaul University and is a Certified Public Accountant.

         JOYCE L. WALLACH, ESQ. Ms. Wallach has been General Counsel and Secretary of the Company since December 1996. From February 1994 until joining the Company, she was an associate in the Corporate Group of the Sacramento, California office of Graham & James LLP. From December 1989 until January 1994, Ms. Wallach was an associate in the Corporate Securities Group in the Los Angeles office of Sidley & Austin. Ms. Wallach has an A.B. degree in history from the University of California, Berkeley and a law degree from Boalt Hall School of Law, University of California, Berkeley.

         KEY EMPLOYEE

         RICHARD A. DOMANIK, PH.D. Dr. Domanik has been Senior Vice President of Technology of the Company since May 1996 and was Vice President of Technology from December 1995 until May 1996. From August 1994 until the Merger Date, Dr. Domanik was Vice President of Engineering of AccuMed, Inc. From June 1979 until joining AccuMed, Inc., Dr. Domanik served Abbott Laboratories in several positions relating to research and development of healthcare products, including Laboratory Manager and Research and Development Manager. Dr. Domanik has a B.S. degree in chemistry from Ripon College and a Ph.D. in biochemistry from Northwestern University.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS


         The Company's Board of Directors held ten meetings during the 1996 fiscal year. Each director attended a minimum of 75% of the aggregate of (x) such meetings and (y) the meetings held by each committee, if any, of the Board of Directors on which such director served during the last fiscal year, except that each of Dr. Abeles and Mr. Plandowski attended seven (70%) of the ten meetings.


         The Company has established an Executive Committee, an Audit Committee and a Compensation Committee. Each of these committees is responsible to the full Board of Directors, and its activities are therefore subject to approval of the Board of Directors. The Board of Directors does not have an nominating or similar committee. The functions performed by the Audit Committee and the Compensation Committee are summarized below.

         The Audit Committee is responsible for reviewing the Company's internal accounting controls, meeting and conferring with the Company's certified public accountants, and reviewing the results of the accountants' auditing engagement. During fiscal year 1996, the Audit Committee did not meet.

         The Compensation Committee of the Board of Directors is comprised entirely of "disinterested" directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). The Compensation Committee determines base compensation and discretionary cash bonuses for the Company's senior executives, if not determined by the full Board of Directors. These determinations are subject to the approval or ratification of the full Board of Directors. The Compensation Committee also determines the number and terms of stock options to be granted to employees, directors (other than pursuant to the Board of Directors Compensation Plan described below), and consultants of the Company under the Company' stock option plans, unless previously determined by the full Board of Directors. During fiscal year 1996, the Compensation Committee did not meet.

DIRECTOR COMPENSATION

         Pursuant to the Board of Directors Compensation Plan adopted by the Board of Directors on January 18, 1996, each non-employee director is entitled to the following compensation for services as a director: (i) an immediately exercisable, nonqualified stock option to purchase 20,000 shares of Common Stock to be granted upon election to the Board of Directors, and (ii) an immediately exercisable, nonqualified stock option to purchase 20,000 shares of Common Stock to be granted on the first trading day of each January thereafter during which such non-employee director continues to serve on the Board of Directors. Such options are to be granted under the Company's 1995 Stock Option Plan or subsequent option plans. The exercise price per share shall be the fair market value of a share of Common Stock on the date of grant. Directors are reimbursed for reasonable expenses incurred in attending meetings of the Board of Directors and committees thereof.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION INFORMATION. The following tables set forth information concerning compensation paid or accrued for the fiscal year ended December 31, 1996, the twelve months ended December 31, 1995 and the fiscal year ended September 30, 1995 by the Company to or on behalf of the Chief Executive Officer and other executive officers of the Company whose total salary and bonus exceeded $100,000 for the 1996 fiscal year (collectively, the "Named Executives"). None of the Named Executives was an employee of the Company during the fiscal year ended September 30, 1994; thus, no information is provided with respect to such fiscal year.

                           SUMMARY COMPENSATION TABLE

                              Annual Compensation

                                                                                  Securities
                                                                     Restricted   Underlying     All Other
 Name and Principal Position        Year      Salary      Bonus        Stock       Options      Compensation
 ---------------------------        ----      ------      -----        -----       -------      ------------
 Peter P. Gombrich(1)(2)          1996        $175,000     $87,154         --           --            --
   Chairman and Chief             1995(3)      103,125        --           --           --            --
 Executive                        1995          65,625        --           --           --            --
   Officer

 Michael D. Burke(4)              1996         125,734      24,000         --         10,000          --
   Senior Vice President,
   President Microbiology
   Division
 Norman J. Pressman, Ph.D.(5)     1996          74,289      18,000     $156,250      250,000          $51,593
   Senior Vice President,
   President Cytopathology
   Division

   --------------------
   (1) Mr. Gombrich became Acting Chief Executive Officer of the Company on April 21, 1995 and became Chairman of the Board of Directors, Chief Executive Officer and President on December 29, 1995.

   (2) Amounts shown as bonus represent $52,600 paid or accrued for 1996 in accordance with Mr. Gombrich's Employment Agreement. The balance of $34,654 represents amount paid in 1995 for prior periods.

   (3) On December 29, 1995, the Company changed its fiscal year end from September 30 to December 31. The amount shown as salary represents the twelve calendar months ended December 31, 1995.

   (4) Mr. Burke joined the Company on December 29, 1995 as a result of the Merger. He had previously been employed in a similar capacity with AccuMed, Inc.

   (5) Dr. Pressman joined the Company in July 1996. Amounts shown as Other Compensation represent relocation costs and related taxes reimbursed to Dr. Pressman under the terms of his Employment Agreement.

             OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1996

                                                               % of Total
                                               Number of     Shares Under-
                                                Shares       lying Options
                                              Underlying       Granted to
                                                Options       Employees in    Exercise Price     Expiration
 Name                                            Granted         Year(1)        ($/Share)           Date
 --------------------------------             ------------   --------------   -------------      ----------
 Peter P. Gombrich                                      --               --            --               --

 Michael D. Burke                                   10,000             1.4%         $8.38         05/23/01

 Norman J. Pressman, Ph.D.                         250,000            35.5           6.25         07/08/06

 -----------------
 (1) During the 1996 fiscal year, the Company granted to employees options to purchase an aggregate of 704,000 shares of Common Stock. Each such option was granted under the Company's 1995 Stock Option Plan at an exercise price equal to the last reported sale price of the Common Stock on the Nasdaq National Market on the date of the grant.

       AGGREGATE OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 1996
                       AND FISCAL YEAR END OPTION VALUES

                                        Number of Shares Underlying
                                            Unexercised Options           Value of Unexercised in-the-Money
                                           at December 31, 1996              Options at December 31, 1996
                                       ----------------------------        ---------------------------------
 Name                                 Exercisable       Unexercisable       Exercisable       Unexercisable
 --------------------------------     -----------       -------------       -----------       -------------
 Peter P. Gombrich                        133,333            66,667            $182,666            $91,334

 Michael D. Burke                          53,333            31,667              68,500             34,250
 Norman J. Pressman, Ph.D.(1)              50,000           200,000                  --                 --

 -----------------
 (1) The exercise price of Dr. Pressman's options ($6.25 per share) exceeded the fair market value of the Common Stock at December 31, 1996 ($2.50 per share); thus, none of such options were "in-the-money"

         GOMBRICH EMPLOYMENT AND SEVERANCE AGREEMENT. Pursuant to an Employment Agreement dated August 1, 1994 between Peter P. Gombrich and AccuMed, Inc. which was assumed by the Company as a result of the merger of AccuMed, Inc. into the Company (the "Gombrich Employment Agreement"), Mr. Gombrich serves as Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Pursuant to the Gombrich Employment Agreement, Mr. Gombrich is entitled to receive (i) initial annual compensation of $175,000 (in March 1997, the Compensation Committee increased Mr. Gombrich's annual base salary to $225,000) and (ii) a minimum annual cash bonus equal to 30% of base salary for the relevant year, and additional bonuses as determined by the Board of Directors, at its discretion. If the Company terminates Mr. Gombrich's employment without cause or Mr. Gombrich terminates his employment for good reason or at any time after 180 days following the date on which a Change of Control (as defined below) occurs, Mr. Gombrich would be entitled to a lump-sum severance payment equal to three times his annual salary. In addition, upon the occurrence of a Change of Control, any stock options held by Mr. Gombrich would immediately vest and be fully exercisable. For purposes of the Gombrich Employment Agreement, a Change of Control shall be deemed to occur if: (i) any third party directly or indirectly acquires 20% or more of the outstanding Common Stock, (ii) the Company engages in a merger, consolidation or reorganization that results in holders of Common Stock immediately prior to such transaction holding less than a majority of the voting power of the resulting entity, (iii) the Company sells all or substantially all of its assets or (iv) Mr. Gombrich's employment is terminated by the Company on a date within 90 days prior to the date on which a Change of Control occurs.

         The employment term continues until August 1, 1999. Thereafter, the term will be automatically extended for additional one-year periods unless either party delivers notice of election not to extend the employment at least 60 days prior to the end of the then current term.

         PRESSMAN EMPLOYMENT AGREEMENT. Pursuant to the Employment Agreement dated June 13, 1996 as amended July 16, 1996, between the Company and Dr. Pressman (the "Pressman Employment Agreement"), Dr. Pressman will serve as President of the Cytopathology Division and Senior Vice President of the Company for five years beginning July 5, 1996. Dr. Pressman's annual salary is $157,500 and he is eligible to receive annually (i) cash bonuses of up to 30% of such annual salary, and (ii) incentive stock options to purchase up to 50,000 shares of Common Stock based on the achievement of mutually agreed upon goals and objectives. On July 8, 1996, Dr. Pressman was granted an option to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $6.25 per share (the last reported sale price of the Common Stock on the Nasdaq Market on the date on which Dr. Pressman's employment commenced) which is immediately exercisable with respect to 50,000 shares and will become exercisable with respect to 50,000 additional shares on each of the first through fourth anniversaries of the grant date. Dr. Pressman was granted 25,000 shares of Common Stock on the date on which Dr. Pressman's employment commenced. Such shares may not be transferred during the 18-month period following the date of issuance and would be forfeited to the Company if Dr. Pressman terminates the Pressman Employment Agreement during such period, other than due to a breach by the Company. Dr. Pressman is entitled to borrow up to $85,200 from the Company for the purpose of paying taxes due in connection with the grant of such shares. Such loan shall be repaid without interest in installments to be mutually agreed upon by Dr. Pressman and the Company. The Company may terminate Dr. Pressman's employment for cause at any time upon written notice. The Company may terminate his employment without cause upon six months' written notice, in which case Dr. Pressman would be entitled to an amount equal to 12 months' salary as severance, paid over 12 months. Dr. Pressman may terminate the Pressman Employment Agreement for any reason upon six months' written notice.

         BURKE EMPLOYMENT TERMS. Pursuant to the Employment Letter dated as of April 21, 1995 between Mr. Burke and the Company, Mr. Burke serves as Senior Vice President of the Company and President of the Microbiology Division. His initial annual base salary was $120,000, and he was initially eligible to receive (i) quarterly bonuses of $7,500 based on achievement of mutually agreed goals and (ii) certain sales incentive bonuses. Upon consummation of the Merger, Mr. Burke received 25,000 shares of Common Stock and nonqualified stock options to purchase an aggregate of 75,000 shares at an exercise price of $1.13 per share (the exercise price established in the agreement providing for the Merger). In January 1997, the Compensation Committee modified the terms of Mr. Burke's employment to (i) increase his annual base salary to $140,000, (ii) provide that Mr. Burke is eligible to receive annual cash bonuses of up to 25% of his annual base salary based upon achievement of mutually agreed goals (in lieu of the fixed bonus and sales incentives), and (iii) provide that, if his employment is terminated without cause, he shall be entitled to receive severance pay equal to 12 months' salary.

         PRANGE EMPLOYMENT AGREEMENT. Pursuant to the Employment Agreement dated as of September 9, 1996 between the Company and Mr. Prange (the "Prange Employment Agreement"), Mr. Prange serves as Chief Financial Officer and Corporate Vice President of the Company at an initial annual salary of $125,000. In March 1997, Mr. Prange was appointed Chief Operating Officer and the Compensation Committee increased his annual base salary to $160,000. He is eligible to receive annual cash bonuses of up to 25% of such annual salary. Upon joining the Company, Mr. Prange was granted options to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $5.38 per share (the fair market value of the Common Stock on the grant date), which is immediately exercisable with respect to 25,000, shares and will become exercisable with respect to 25,000 additional shares on each of the first through fifth anniversaries of the grant date. In the event of a change of control of the Company or if Peter P. Gombrich ceases to be Chairman of the Board and Chief Executive Officer, the options shall become fully vested and immediately exercisable. The Company may terminate Mr. Prange's employment for Cause (as defined in the Prange Employment Agreement) at any time upon written notice. The Company may terminate his employment without Cause upon written notice, in which case Mr. Prange would be entitled to an amount of cash equal to 12 months' salary as severance, paid semi-monthly over 12 months, and his options shall become fully vested and immediately exercisable. Mr. Prange's employment shall be extended for additional one year terms unless either party delivers written notice of termination at least 60 days prior to the end of the then current period.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon a review of the Company's records, the Company is aware that the following officers or directors of the Company failed to timely file one or more reports disclosing beneficial ownership of securities of the Company as required under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended December 31, 1996: John H. Abeles failed to timely file Forms 4 reporting the following transactions which were subsequently reported on a timely filed Form 5 (i) the acquisition of options to purchase 20,000 shares of Common Stock granted on January 18, 1996, (ii) the acquisition of 250 shares of Common Stock upon exercise of a stock option on June 5, 1996, and (iii) the acquisition of 5,624 shares of Common Stock upon exercise of a stock option on June 5, 1996; Jack H. Halperin failed to timely file Forms 4 reporting the following transactions which were subsequently reported on a timely filed Form 5 (i) acquisition of options to purchase 20,000 shares of Common Stock granted on January 18, 1996, and (ii) acquisition of 1,000 shares of Common Stock upon exercise of a stock option on May 30, 1996; Paul F. Lavallee failed to timely file Forms 4 reporting the following transactions which were subsequently reported on a timely filed Form 5 (i) acquisition of options to purchase 20,000 shares of Common Stock granted on January 18, 1996, and (ii) acquisition of 1,000 shares of Common Stock upon exercise of a stock option on May 30, 1996; Joseph W. Plandowski failed to timely file a Form 4 reporting the following transaction which was subsequently reported on a timely filed Form 5, acquisition of options to purchase 20,000 shares of Common Stock granted on January 18, 1996; Leonard M. Schiller failed to timely file a Form 4 reporting the following transaction which was subsequently reported on a timely filed Form 5, acquisition of options to purchase

20,000 shares of Common Stock granted on January 18, 1996; and Mark L. Santor (who is no longer an officer of the Company) failed to timely file a Form 4 reporting the acquisition of 16,179 shares of Common Stock upon exercise of a stock option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Commonwealth Associates, Inc.("Commonwealth Associates") is a principal stockholder. On March 14, 1997, the Company consummated the Private Placement of 85 Units each consisting of $100,000 in principal amount of 12% Convertible Promissory Notes (the "Notes") and Warrants (the "Warrants") to purchase 10,000 shares of Common Stock, for which Commonwealth Associates acted as placement agent and received from the Company (i) cash commissions equal to 7% of the gross proceeds, (ii) five-year warrants to purchase 200,000 shares of Common Stock at an exercise price of $3.125 per share, subject to stockholder approval of the Charter Amendment, and (iii) an accountable expense reimbursement of $56,500 in cash.

         Pursuant to a letter agreement dated as of February 14, 1995 among the Company, AccuMed, Inc. and Commonwealth Associates, Commonwealth Associates was paid a fee for acting as a "finder" in connection with the merger of AccuMed, Inc. into the Company. The fee was paid in the form of $50,000 in cash, 444,444 shares of Common Stock, and a five-year warrant to purchase up to 750,000 shares of Common Stock at an exercise price of $1.25 per share. During 1995, Commonwealth Associates acted as placement agent for the Company in certain private placements of Common Stock for which Commonwealth Associates received an aggregate of (i) $353,000 in cash commissions, (ii) a non-accountable expense allowance of $106,000, (iii) approximately $10,600 in reimbursement for the fees and expenses of counsel, and (iv) a warrant to purchase an aggregate of 564,840 shares of the Common Stock at an exercise price of $0.625 per share. During 1995, the Company paid Commonwealth Associates an aggregate of $59,000 in cash pursuant to a Consulting Agreement in effect from January 1, 1995 through December 31, 1995. As reimbursement for certain expenses incurred by Commonwealth Associates in connection with a terminated private placement of securities for which Commonwealth Associates was to act as placement agent, the Company (i) issued to Commonwealth Associates on December 31, 1994 a five-year warrant to purchase an aggregate of 420,000 shares of Common Stock at an exercise price of $0.25 per share and (ii) issued to designees of Commonwealth Associates on December 29, 1995 five-year warrants to purchase an aggregate of 104,000 shares of Common Stock at an exercise price of $2.125 per share, which warrants expire on October 31, 1997.

         The Company has agreed, with respect to the exercise of warrants to purchase an aggregate of 2,702,905 shares of Common Stock (the "Redeemable Warrants") issued in connection with the Company's initial public offering and certain private placements, to pay to Commonwealth Associates a fee of 5% of the exercise price of each Redeemable Warrant exercised; provided, however, that Commonwealth Associates will not be entitled to receive such compensation for Redeemable Warrant exercise transactions in which: (i) the market price of the Common Stock at the time of the exercise is lower than the exercise price of the Redeemable Warrants; (ii) the Redeemable Warrants are held in any discretionary account; (iii) disclosure of compensation arrangements is not made in documents provided to holders of Redeemable Warrants at the time of exercise; (iv) the exercise of the Redeemable Warrants is unsolicited; and (v) the transaction was in violation of Rule 10b-6 promulgated under the Exchange Act. As of April 1, 1997, Redeemable Warrants had been exercised to purchase 200 shares of Common Stock. If the closing price per share of Common Stock exceeds $7.50 per share (subject to adjustment) for a minimum of 20 consecutive trading days, the Company would have the right to redeem the Redeemable Warrants, upon notice of not less than 60 days given to holders within three days following any such 20 day period, at a redemption price of $0.25 per underlying share. The exercise price of the Redeemable Warrants, which expire October 1, 1997, is $5.00 per share. The Company has agreed with the underwriters of the Company's underwritten public offering consummated in October 1996, not to redeem the Redeemable Warrants, without the consent of the representatives of the several underwriters, prior to October 3, 1997.

         Robert L. Priddy, a director nominee, is the beneficial owner of 9.9% of the common stock of Commonwealth Associates. Mr. Priddy loaned the Company $3,000,000 pursuant to a loan (the "Bridge Loan") in the aggregate principal amount of $6,000,000 made pursuant to a Loan Agreement dated as of February 19, 1997 among the Company and Mr. Priddy and Edmund H. Shea, Jr. (collectively, the "Lender"), evidenced by a Convertible Promissory Note dated as of February 19, 1997 made by the Company in favor of the Lender. Interest on the indebtedness under the Bridge Loan accrued at a rate of 12% per annum payable at maturity. All amounts owed to the Lender by the Company pursuant to the Bridge Loan, including an aggregate of $130,000 representing the loan origination fee, interest and the prepayment premium were paid in full as of March 14, 1997 with a portion of the proceeds of the Private Placement. Mr. Priddy purchased 15 Units for an aggregate purchase price of $1,500,000 in the Private Placement. See "Proposal No. 1 to Amend the Certificate of Incorporation to Increase the Authorized Common Stock -- Recent Private Placement."

         The Company loaned to Peter P. Gombrich, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, $61,000 evidenced by a promissory note made May 22, 1996, initially bearing interest at a rate of 10% per annum, payable monthly in arrears, with principal and accrued interest due within ten days following the date of such promissory note. In August 1996, Mr. Gombrich paid the loan balance in full.

         The Company loaned to Norman J. Pressman, Senior Vice President of the Company and President of the Cytopathology Division, an aggregate of $164,409.20 pursuant to a Promissory Note in the original principal amount of $100,000 dated as of October 25, 1996, and a Promissory Note in the original principal amount of $64,409.20 dated as of December 30, 1996, respectively (collectively, the "Pressman Notes"). Such loan was made in accordance with the provisions of the Pressman Employment Agreement to cover relocation expenses and taxes in connection with shares of Common Stock issued to Dr. Pressman upon commencement of employment. The Pressman Notes bear no interest. Repayment of principal under the Pressman Notes shall be made by withholding 50% of any bonus payments due to Dr. Pressman under the terms of the Pressman Employment Agreement. Payments shall continue until the principal is repaid in full, but in no event shall the term of the Pressman Notes extend beyond five years from the respective dates on which they were made, at which dates any amounts outstanding shall become immediately due and payable. Dr. Pressman has pledged to the Company 25,000 shares of Common Stock to secure $100,000 of such indebtedness, pursuant to a Stock Pledge

Agreement dated as of October 27, 1996. See "Proposal No. 2 Election of Directors -- Executive Compensation -- Pressman Employment Agreement."

         On December 29, 1995, the Company issued a warrant to purchase 75,000 shares of Common Stock to Leonard M. Schiller, a director of the Company, in consideration for services provided by Mr. Schiller to AccuMed, Inc. in connection with the Merger. Such warrant is currently exercisable at $1.13 per share (the closing sale price of the Common Stock on the Nasdaq Market on the date of issuance of such warrant) and expires on December 29, 2000.

         Gwenda Jay Gombrich, the wife of Peter P. Gombrich, the Company's Chairman of the Board of Directors, Chief Executive Officer and President, loaned to AccuMed, Inc. an aggregate of $65,000 pursuant to a letter agreement between AccuMed, Inc. and Ms. Gombrich dated October 28, 1994, which was assumed by the Company in connection with the Merger. Interest was payable at the rate of 1% per month on the outstanding balance, with a minimum interest payment of $750. In June 1996, the loan balance was paid in full.

         Ms. Gombrich contributed an aggregate of $75,000 to AccuMed, Inc. prior to the Merger, evidenced by Promissory Notes dated May 18, 1994 and August 31, 1994 (the "Gombrich Promissory Notes") and the Interim Financing Agreements dated May 18, 1994 and December 1994 (the "Interim Financing Agreements"), each among AccuMed, Inc. and Ms. Gombrich as custodian for her minor children. Pursuant to the Interim Financing Agreements, the principal amount and the accrued and unpaid interest on the Gombrich Promissory Notes were required to be converted into shares of common stock of AccuMed, Inc. prior to the Merger. Such conversion did not take place. Upon consummation of the Merger, the obligations of AccuMed, Inc. to Ms. Gombrich pursuant to the Interim Financing Agreements and the Gombrich Promissory Notes were assumed by the Company. In June 1996, the Company issued to Ms. Gombrich as custodian for certain minor children an aggregate of 166,586 shares of the Company's Common Stock in full satisfaction of the Company's obligations pursuant to the Interim Financing Agreements and the Gombrich Promissory Notes.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" THE NOMINEES NAMED UNLESS OTHERWISE INSTRUCTED.


                         INDEPENDENT ACCOUNTS FOR 1997;
                       CHANGE IN INDEPENDENT ACCOUNTANTS

         KPMG Peat Marwick LLP ("KPMG") have been the Company's principal accounts for the fiscal year ended December 31, 1996 and have been selected by the Board of Directors to serve as the principal accountants for the 1997 fiscal year. Representatives of KPMG are expected to be present at the Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

         Prior to January 15, 1996, Coopers & Lybrand LLP ("C&L") were the principal accountants for the Company. On such date, C&L's appointment as principal accountants was terminated and the Company engaged KPMG as the Company's principal accountants. The Company's Board of Directors approved the decision to change accountants. The opinions of C&L on the balance sheet of AccuMed, Inc. as of December 31, 1994, and the statement of operations, stockholders' deficit, and cash flows for the period from February 7, 1994 (inception) through December 31, 1994, the balance sheets of Alamar Biosciences, Inc. as of September 30, 1995 and 1994, and the statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1995, and the balance sheet of Sensititre/Alamar, the Microbiology Division of AccuMed, Inc., as of December 31, 1994 and the statements of net sales, cost of sales, and selling expenses for the eight months ended December 31, 1994 and for each of the two years in the period ended April 30, 1994 did not contain any adverse opinions or disclaimers of opinions, or modifications as to uncertainty, audit scope or accounting principles, except that for the opinions related to AccuMed, Inc. and Alamar Biosciences, Inc., C&L modified its reports to include an uncertainty explanatory paragraph which expressed substantial doubt as to AccuMed, Inc.'s and Alamar Biosciences, Inc.'s ability to continue as a going concern. There were no disagreements between the Company and C&L on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of C&L, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

                                 OTHER MATTERS

         The Company does not know of any matter other than those discussed in the foregoing materials contemplated for action at the Meeting. Should any other matter be properly brought before the Meeting, the holders of the proxies herein solicited will vote thereon in their discretion.

                                 ANNUAL REPORT

         An Annual Report to Stockholders including audited financial statements for the fiscal year ended December 31, 1996 is enclosed with this Proxy Statement.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         In accordance with Rule 14a-8 of the proxy rules of the Securities and Exchange Commission, stockholders are advised that any proposal which a stockholder wishes to have presented at the 1998 Annual Meeting of Stockholders and included in the Company's proxy statement and form of proxy for such meeting must be received by the Company, at its principal executive office, 900 North Franklin Street, Suite 401, Chicago, Illinois 60610, Attn: General Counsel and Secretary, no later than January 1, 1998.

                                              By Order of the Board of Directors


                                              JOYCE L. WALLACH,
                                              Secretary

                                                                      APPENDIX A
                                                              TO PROXY STATEMENT

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ACCUMED INTERNATIONAL, INC.

     The undersigned, the President and Secretary of AccuMed International, Inc., a Delaware corporation (the "Corporation"), do hereby certify as follows:

        1. The name of the Corporation is AccuMed International, Inc.

        2. The Corporation was originally incorporated under the name AccuMed International, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 29, 1995.

         3. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


           FIRST. The name of the corporation is: AccuMed International, Inc. (the "Corporation").

           SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of Newcastle (the "Registered Office"). The name of its registered agent at such address is The Corporation Trust Company.

           THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

           FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 55,000,000 shares, divided into two classes as follows:

           5,000,000 shares of Preferred Stock of the par value of $0.01 per share ("Preferred Stock"); and

           50,000,000 shares of Common Stock of the par value of $0.01 per share ("Common Stock").

           The designations, powers, preferences and rights, and the qualifications, limitations or restrictions of the above classes of stock are as follows:

                                   DIVISION I

                                PREFERRED STOCK

        1. The board of directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the board of directors may determine, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof, and as are not stated in this Certificate of Incorporation, or any amendment thereto. All shares of any one series shall be of equal rank and identical in all respects.

        2. No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series.

        3. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the board of directors creating any series of Preferred Stock pursuant to this Division I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

        4. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of the GCL, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the board of directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

                                  DIVISION II

                                  COMMON STOCK

        1. Dividends. Subject to the preferential dividend rights, if any, applicable to shares of the Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for the Preferred Stock, the holders of the Common Stock shall be entitled to receive to the extent permitted by law, such dividends as may be declared from time to time by the board of directors.

        2. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

        3. Voting rights. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of stock held by him or her of record on the books of the Corporation on all matters voted upon by the stockholders.

                                  DIVISION III

                        ELIMINATION OF PREEMPTIVE RIGHTS

               No holder of stock of any class of the Corporation shall be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class or capital stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, now or hereafter authorized, but any such stock or other securities convertible into stock may be issued and disposed of pursuant to resolution by the board of directors to such persons, firms, corporations or associations and upon such terms and for such consideration (not less than the par value or stated value thereof) as the board of directors in the exercise of its discretion may determine and as may be permitted by law without action by the stockholders.

           FIFTH. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (1) The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

               (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

               (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws so provide.


               (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


               (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any by-laws adopted by the stockholders; provided, however, that no by-laws adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such by-laws had not been adopted.

           SIXTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

           SEVENTH. (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

           (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.


           (3) To the extent that any person referred to in paragraphs (1) and
(2) of this Article SEVENTH has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

           (4) Any indemnification under paragraphs (1) and (2) of this Article SEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said paragraphs (1) and (2). Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.

           (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as provided in this Article SEVENTH.

           (6) The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation or its subsidiaries, or to any employee or agent of any entity providing contractual services for the Corporation or its subsidiaries, to the fullest extent of the provisions of this Article SEVENTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

           (7) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Article SEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.


           (8) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.


           (9) For the purposes of this Article SEVENTH, references to the "Corporation" shall include in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article SEVENTH with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

           (10) For purposes of this Article SEVENTH, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this paragraph.


           (11) The indemnification and advancement of expenses provided by, or granted pursuant to this Article SEVENTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article SEVENTH shall not adversely affect any right to indemnification or advancement of expenses of any present or former director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

           (12) If this Article SEVENTH or any portion hereof is invalidated by any court of competent jurisdiction, then the Corporation shall nevertheless provide such indemnification and advancement of expenses as would otherwise be permitted under any portion of this Article SEVENTH that shall not have been invalidated.


           EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

           NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        4. The amendments and restatement of the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

        5. The amendments and restatement of the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have signed this Certificate this   day of May 1997.

                                          ACCUMED INTERNATIONAL, INC.

                                          By:

                                          --------------------------------------
                                               Peter P. Gombrich, President
ATTEST:

--------------------------------------
     Joyce L. Wallach, Secretary

                          Accumed International, Inc.
                      900 North Franklin Street, Suite 401
                            Chicago, Illinois 60610


                  For the Combined Annual and Special Meeting
                    of Stockholder to be held May ___, 1997


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints Peter P. Gombrich and Leonard R. Prange and each of them, Proxies, each with full power of substitution to vote all of the stock of the undersigned at the Combined Annual and Special Meeting of Stockholders of AccuMed International, Inc. (the "Company") to be held on Monday, May 5, 1997 at 10:00 a.m. (Chicago time) at the Company's offices located at 900 North Franklin Street, Suite 401, Chicago, Illinois, and at any adjournment thereof, in the manner indicated and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE, INCLUDING FOR THE ELECTION OF DIRECTOR NOMINEES.

         1. Approval and adoption of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 shares to 50,000,000 shares.

                 FOR [  ]        AGAINST [  ]        ABSTAIN [  ]

         2. Election of John H. Abeles, Peter P. Gombrich, Jack H. Halperin, Paul F. Lavallee, Joseph W. Plandowski, Robert L. Priddy and Leonard M. Schiller as directors to serve until the next annual meeting of stockholders and until their succesors are duly elected and qualified.

                 [ ] FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED ABOVE (EXCEPT AS TO NOMINEE(S), IF ANY, LISTED IN THE SPACE PROVIDED BELOW OR WHOSE NAME IS LINED THROUGH ABOVE). INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NOMINEE'S NAME IN THE SPACES PROVIDED BELOW OR LINE THROUGH THE NOMINEE'S NAME ABOVE. _____________________________

                 [ ]      WITHHOLD AUTHORITY (as to all nominees).

         3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, if such business was not known to the Board of Directors prior to the solicitation of this Proxy.

                 FOR [  ]        AGAINST [  ]        ABSTAIN [  ]

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

                                        Dated: __________________________, 1997


                                        _______________________________________
                                        Signature of Stockholder

                                        _______________________________________
                                        Signature of Stockholder



                                        Please sign exactly as your name
                                        appears hereon.  Please date, sign and
                                        return the Proxy promptly in the
                                        enclosed envelope or by facsimile
                                        (telecopy number 312-642-3101).  When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title.  If the
                                        signature is for a corporation, please
                                        sign full corporate name by authorized
                                        officer.  If the shares are registered
                                        in more than one name, all holders
                                        must sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.